Exhibit 3.1a
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 12. Nomination of Directors. Subject to the rights of the holders of any Preferred Stock, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected as provided in the notice of meeting delivered by the Corporation as contemplated by Section 4 of this Article II (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual ~~meeting and (ii~~or special meeting, (ii) who is entitled to vote for the election of directors at such annual or special meeting and (iii) who complies with the procedures set forth in this Section 12. The procedure specified in clause (b) of the preceding sentence shall be the exclusive means for a stockholder to make nominations in connection with an annual or special meeting of stockholders.
     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least one hundred (100) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the later of (x) ninety (90) days prior to such anniversary or (y) the tenth (10th) day following the day on which such notice was given or public disclosure was made; and provided, further, that if the annual meeting is to be held as of a date that is more than thirty (30) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the tenth (10th) day following the day on which ~~such~~ notice ~~was~~of the date of the annual meeting is given or public disclosure ~~was~~of the date of the meeting is made; or (ii) with respect to an election to be held at a special meeting of stockholders, by the later of (x) sixty (60) days prior to such special meeting or (y) the tenth (10th) day following the day on which ~~such~~ notice of the date of the special meeting ~~was~~is given or public disclosure of the date of the special meeting ~~was~~is made by the Corporation. In no event shall ~~the public announcement of an~~any adjournment or postponement of an annual or special meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. ~~As used in this Article II, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.~~
To be in proper written form, a stockholder’s notice to the Secretary must set forth ~~(a)~~ as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age,

business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person ~~and (iv) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf or at whose request the nomination is being made, (i) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii~~, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements ~~or understandings between such stockholder or beneficial owner~~and understandings during the past three years, and any other material relationships, between or among such stockholder and any Stockholder Associated Person (as hereinafter defined), on the one hand, and each proposed nominee ~~and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder or beneficial owner~~, and his or her respective affiliates and associates, or others acting in concert with any of them, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (v) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder. Such ~~notice must be accompanied by~~ stockholder’s notice must also include, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 17 of this By-Law and a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of such nominee.
To be in proper written form, a stockholder’s notice to the Secretary must also set forth as to the stockholder giving the notice, (i) the name and record address of such stockholder, as they appear in the books and records of the Corporation, and of the beneficial owner, if any, on whose behalf the nomination is being made and any other Stockholder Associated Person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and any Stockholder Associated Person, (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a description of any Derivative Instrument (as defined below) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation or the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of any security of the Corporation, (vi) a description of any short interest (as defined below) of such Stockholder or any Stockholder Associated Person in any security of the Corporation, (vii) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation (and the identity of the person or entity having such rights), (viii) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (ix) a description of any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (x) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (xi) any other information relating to such stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder.
For purposes of this By-Law, the terms set forth below have the following respective meanings:
“public announcement” means, with respect to an annual or special meeting of stockholders, disclosure of the date of such meeting in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
“Stockholder Associated Person” means, with respect to any stockholder of the Corporation, (A) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, (B) any affiliate or associate of such stockholder or any beneficial owner referred to in clause (A) above, (C) in the case of the stockholder or any other person referred to in clause (A) or (B) above that is natural person, any member of the immediate family of such stockholder or other person sharing the same household or (D) any person acting in concert with such stockholder or any other person referred to in clause (A), (B) or (C) above.
“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise.
“short interest” of any person in a security means that such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security.
     No person shall be eligible for election as a director by the stockholders of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The chairman of any annual or special meeting of the stockholders shall have the power to determine whether any nomination was made in accordance with the foregoing procedures. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     Section 13. Business Transacted at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting ~~and~~, (ii) who is entitled vote on such business at such annual meeting and (iii) who complies with the procedures set forth in this Section 13. The procedure specified in clause (c) of the preceding sentence shall be the exclusive means for a stockholder to submit business in connection with an annual meeting of stockholders (other than stockholder proposals properly submitted in accordance with Rule 14a-8 under the Exchange Act, properly complying with Rule 14a-8 and included in the Corporation’s notice of meeting).
          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must be a proper matter for stockholder action.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the Corporation at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least one hundred (100) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the later of (x) ninety (90) days prior to such anniversary or (y) the tenth (10th) day following the day on which such notice was given or public disclosure was made; and provided, further, that if the annual meeting is to be held as of a date that is more than thirty (30) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the tenth (10th) day following the day on which such notice was given or public disclosure was made~~. In no event shall the public announcement of an~~; and provided, further, that notice by a stockholder to the Corporation requesting inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act shall be considered timely if received by the Secretary prior to the deadline specified in Rule 14a-8. In no event shall any adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth ~~(a)~~ as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting ~~and (b)~~. In addition, to be in proper written form, a stockholder’s notice must set forth as to the stockholder giving the notice ~~and the beneficial owner, if any, on whose behalf or at whose request the business is being brought before the meeting~~, (i) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of ~~such~~the beneficial owner, if any, on whose behalf the proposal is being made and any other Stockholder Associated Person (as defined in Section 12), (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and ~~such beneficial owner~~any Stockholder Associated Person, (iii) a description of all arrangements or understandings between such stockholder or ~~beneficial owner and the Corporation or any of its affiliates~~any Stockholder Associated Person relating to such business and any material interest of such stockholder or ~~beneficial owner in such business and (iv~~any Stockholder Associated Person in such business, (iv) a description of any Derivative Instrument (as defined in Section 12) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation or the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of any security of the Corporation, (vi) a description of any short interest (as defined in Section 12) of such stockholder or any Stockholder Associated Person in any security of the Corporation, (vii) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (ix) a description of any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) and (x) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting.
     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed, subject to the provisions of Section ~~17,~~16, to preclude discussion by any stockholder of any such business. ~~If the chairman of an~~The chairman of any annual meeting of stockholders shall have the power to determine whether any business proposed to be brought before the meeting was proposed in accordance with the foregoing procedures. If the chairman of any annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     Section 14. Certain Other Matters relating to Nominations of Directors and Stockholder Proposals. Notwithstanding anything to the contrary in this Article II, a stockholder who wishes to make a nomination for a person to serve as a director at an annual or special meeting of stockholders or to bring any other business before an annual meeting of stockholders shall, in addition to the requirements set forth in Sections 12 and 13, comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that any references in this By-Law to the Exchange Act and the rules and regulations thereunder shall not be construed to limit the application of such requirements to nominations or proposals that are made in accordance with any provision of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-8 under the Exchange Act. Nothing contained in this Article II shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any Preferred Stock having the right to elect directors under circumstances specified in the terms governing such Preferred Stock. The provisions of Sections 12 and 13 govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.
     Section 17.   Submission of Questionnaire, Representation and Agreement in Connection with Director Nomination. To be eligible to be nominated by a stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12 of this By-Law) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.